EXHIBIT 99.1

[ENZO LOGO OMITTED]]                                        NEWS
                                                            RELEASE
                                                            =============
                                                            ENZO BIOCHEM, INC.
                                                            527 MADISON AVENUE
                                                            NEW YORK, NY 10022
FOR IMMEDIATE RELEASE

                ENZO BIOCHEM REPORTS FAVORABLE MARKMAN RULING IN
                 FEDERAL COURT UPHOLDING KEY PATENT CLAIM TERMS

FARMINGDALE, NY, October 13, 2006 -- Enzo Biochem Inc. (NYSE:ENZ) reported today that a Federal Court has issued a favorable ruling construing claim terms in six patents asserted against Defendants Applera Corp. (NYSE:ABI) and Tropix, Inc. The case is pending before the Honorable Judge Janet Bond Arterton in the U.S. District Court for the District of Connecticut, New Haven Division.

         According to Counsel for Enzo, the decision adopted substantially all of Enzo's constructions of key patent claim terms. The Court ruled that "the plain language and structure of the '824 and '767 Patents indicate that these patents cover both direct and indirect detection." In addition, in connection with the claim construction of the '373 Patent, the Court adopted Enzo's definition of "soluble signal." The alleged infringing products include, among others, Applera's Applied Biosystems' DNA sequencing products and systems as well as services. Dr. Elazar Rabbani, Chief Executive Officer for Enzo, stated that "this ruling paves the way for Enzo to establish infringement by defendants' sequencing products and systems that include, among others, its TaqMan(R) genotyping and gene expression assays, and the gene expression microarrays used with its Expression Array System."

         Recognizing the importance of its decision, the Federal Court certified its ruling for immediate appeal to the United States Court of Appeals for the Federal Circuit.

         The involved patents are U.S. Patent Nos. 5,328,824, 5,449,767, 5,476,928, 4,711,955, 5,082,830, and 4,994,373, which relate generally to methods and materials for detecting nucleic acid sequences.

ABOUT ENZO
Enzo Biochem is engaged in the research, development and manufacture of innovative health care products based on molecular biology and genetic engineering techniques, and in providing diagnostic services to the medical community. The Company's proprietary labeling and detection products for gene sequencing and genetic analysis are sold to the life sciences market throughout the world. The Company's therapeutic division is in various stages of clinical evaluation of its proprietary gene medicine for HIV-1 infection and its proprietary immune regulation medicines for hepatitis, uveitis, Crohn's disease, and for NASH and its associated metabolic syndrome. Pre-clinical research is being conducted on several candidate compounds aimed at producing new mineral and organic bone, including technology that could provide therapy for osteoporosis and fractures, among other applications. The Company also holds a patent covering a method and materials for correcting point mutations or small insertions or deletions of genetic material that would allow for editing and correcting certain abnormalities in genes. The Company owns or licenses over 200 patents worldwide. For more information visit our website www.enzo.com.

EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS NEWS RELEASE MAY BE CONSIDERED "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH STATEMENTS INCLUDE DECLARATIONS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND ITS MANAGEMENT. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD MATERIALLY AFFECT ACTUAL RESULTS. THE COMPANY DISCLAIMS ANY OBLIGATIONS TO UPDATE ANY FORWARD-LOOKING STATEMENT AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

                                       ###
CONTACT:
     For: Enzo Biochem, Inc.
     Steve Anreder, 212-532-3232      Or  Ed Lewis, CEOcast, Inc., 212-732-4300